UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2019

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Lotus Park, The Causeway, Staines-Upon-Thames
Surrey TW18 3AG, United Kingdom
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  +44 017 8463 6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.20 per share	MNK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.    Other Events.

On August 28, 2019, MEH Inc., a wholly owned indirect subsidiary of Mallinckrodt plc (“Mallinckrodt”), borrowed $95.0 million as a revolving loan (the “Revolving Loan”) under the revolving credit facility (the “Revolving Credit Facility”) established pursuant to that certain Credit Agreement, dated as of March 19, 2014 (as amended, supplemented or otherwise modified, the “Credit Agreement”), among Mallinckrodt, Mallinckrodt International Finance S.A., Mallinckrodt CB LLC, the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent. Pursuant to the terms of the Credit Agreement, the Revolving Loan matures on February 28, 2022, and is prepayable prior to such date, in whole or in part, without premium or penalty at the election of the borrowers. After giving effect to the incremental borrowing of the Revolving Loan, there is no remaining availability under the Revolving Credit Facility.

The revolver draw provides increased liquidity to Mallinckrodt for general business purposes and to address cash needs that may arise in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PUBLIC LIMITED COMPANY
(registrant)

Date:	August 28, 2019	By:	/s/ Bryan M. Reasons
Bryan M. Reasons
Executive Vice President and Chief Financial Officer (principal financial officer)